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                                 EXHIBIT 3.3

                        AMENDED AND RESTATED BY-LAWS
                     OF ENGINEERED SUPPORT SYSTEMS, INC.

                                 ARTICLE ONE

                              Principal Office
                              ----------------

         The corporation is located in the County of St. Louis, State of Missouri. Until otherwise ordered by the Board of Directors the principal office of the corporation shall be 201 Evans Lane, Missouri. The corporation may have such other offices either within or without the State of Missouri as the business of the corporation may require from time to time.

                                 ARTICLE TWO

                                Corporate Seal
                                --------------

         The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation "ENGINEERED SUPPORT SYSTEMS, INC.", "Corporate Seal" and "Missouri".

                                ARTICLE THREE

                                Shareholders
                                ------------

         Section 1. Annual Meeting. The annual meeting of the shareholders
         -------------------------
of the corporation for the election of Directors and the transaction of such other business as may come before the meeting shall be held at 201 Evans Lane, St. Louis, Missouri, on the second Thursday in March of each year, if such date be not a legal holiday; or, if it be a legal holiday, then on the next day thereafter which is a business day. Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of the corporation.

         Section 2. Special Meetings. Special meetings of the shareholders
         ---------------------------
may be called by the Chairman of the Board or by the President or Vice President, or by the Secretary or by the Board of Directors, or by any one of the Directors, or by the holders of not less than one-third (1/3) of all the outstanding shares entitled to vote at such meeting.

         Section 3. Place of Meetings. All meetings of the shareholders
         ----------------------------
shall customarily be held at the principal office of the corporation now located at 201 Evans Lane, St. Louis, Missouri, or at its registered office in Missouri, or such meetings may be held elsewhere either within or without Missouri, or such meetings may be held elsewhere either within or without the State of Missouri if the notice of the meeting or the waiver of such notice clearly provides.

         Section 4. Notice of Meetings. Written or printed notice of each
         -----------------------------
meeting of the shareholders stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes of the meeting for which the special meeting is called, shall be delivered or given not less than ten (10) nor more than fifty (50) days before the date of the meeting, either by the Secretary, or the officer or person calling the meetings. Any notice of any meeting of the shareholders may, however, be waived as provided by law by any such shareholder, in writing, or by


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telegram, or by attendance of such shareholder at such meeting either in person or by proxy, except where such shareholder attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any notice of a shareholders' meeting sent by mail shall be deemed to be delivered when deposited in the United States Mail with postage thereon prepaid, addressed to the shareholder at his address as it appears on the records of the corporation.

         Section 5. Organization of Meetings. Every meeting for whatever
         -----------------------------------
object of the shareholders of the corporation shall be convened by the President or Vice President acting as President, the Secretary or other officer or person calling the meeting by notice given as hereinbefore provided.

         Section 6. Quorum and Requisite Vote. The majority of outstanding
         ------------------------------------
shares entitled to vote at any meeting of the shareholders represented in person or by proxy shall constitute a quorum at such meeting; but if the holders of a majority of the outstanding shares entitled to vote there at shall not be represented in person or by proxy at the time and place fixed for such meeting, then less than such quorum shall have the right successively to adjournment to such shareholders not present at the meeting. Every decision of a majority of such quorum shall be valid as a corporate act unless a larger vote is required under the Statutes of Missouri.

         Section 7. Voting. The record date for the determination of
         -----------------
shareholders entitled to vote at any meeting shall be determined in accordance with the provisions of Article VIII of these By-Laws. The shareholders may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. At all elections of Directors of the corporation, each shareholder shall have the right to cast as many votes in the aggregate as shall equal the number of voting shares so held by him or her in the corporation, multiplied by the number of Directors to be elected at such election; and each shareholder may cast the whole number of votes either in person or by proxy for one candidate or distribute them among two or more candidates. The voting shall be by ballot in the following matters: (1) upon the order of the Chairman of the meeting;
(2) upon demand of any shareholders meeting; otherwise, voting may be viva voce, except when ballot voting is required by statute.

         Section 8. List of Shareholders Entitled to Vote. The officer
         ------------------------------------------------
having charge of the transfer book for the shares of the corporation shall make, at least ten (10) days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order with the address of each shareholder and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting. The original share ledger or transfer book or duplicate thereof kept in the State of Missouri shall be prima facie evidence a to who are the shareholders entitled to examine such list, or share ledger, or transfer book or to vote at any meeting of the shareholders. Failure to comply with the above requirements with respect to lists of shareholders shall not affect the validity of any action taken at such meeting.

         Section 9. Right to Vote. All Shares that appear standing on the
         ------------------------
transfer books of the corporation in the same of any person or persons may be voted upon by such person or persons, directly by themselves or by proxy executed in writing by the shareholder or his duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

         Section 10. Voting Shares Standing in Name of Another Corporation,
         ------------------------------------------------------------------
Fiduciary, or Pledgor or Pledges. Shares standing in the same of another
--------------------------------
corporation, domestic or foreign, may be voted by such officer, agent or proxy as the By-Laws of such other corporation may prescribe, or in the absence of such provisions, as the Board of Directors of such other corporation may determine. Shares standing in the name of a deceased person may be voted by his administrator, executor, either in person or by proxy. Shares standing in the name of a guardian, curator or trustee may be voted by such fiduciary, either in person or by proxy, but no guardian, curator or trustee shall be entitled, as such fiduciary, to vote shares held by him without the transfer of such shares into his name. A


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shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares to transferred.

         Section 11. Shareholders May Create Voting Trusts. Any number of
         -------------------------------------------------
shareholders of a corporation may create a voting trust for the purpose of conferring a trustee or trustees the right to vote or otherwise represent their shares for any period without regard to the rule against perpetuities or similar rules.

         Section 12. Corporate Action May Be Taken Without Meetings By
         -------------------------------------------------------------
Written Consents. Any action required to be taken at a meeting of the
----------------
shareholders of the corporation or any action which may be taken at a meeting of the shareholders may be taken without a meeting if consents in writing setting forth the action so taken shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as the unanimous vote of the shareholders at a meeting duly held and may be stated as such in any certificate or document filed. The Secretary of the corporation shall file such consents with the Minutes of the meeting of the shareholders.

                                ARTICLE FOUR

                             Board of Directors
                             ------------------

         Section 1. General Powers. The Board of Directors shall control
         -------------------------
and manage the property, affairs and business of the corporation.

         Section 2. Number of Directors. The number of directors of the
         ------------------------------
corporation shall be sixteen (16). Said number may be changed from time to time by amending the By-Laws. Any changes in the number will be reported to the Secretary of State within thirty (30) calendar days of such change.

         Section 3. Election and Term of Office. The Board of Directors
         --------------------------------------
shall consist of sixteen (16) members. Directors are elected at each annual meeting of the shareholders and are elected to three (3) year staggered terms.

         Section 4. Filling of Vacancies. In case of the death, illness,
         -------------------------------
incapacity to act for any other reason, or the resignation or failure to act of one or more of the Directors of the corporation, or in the case of any vacancy or vacancies in the Board of Directors occurring for any other reason, a majority of the surviving or remaining Directors may declare said office or offices of Director to be vacant and may thereupon fill the vacancy or vacancies thus caused until the successor or successors shall have been duly elected at a meeting or meetings of the shareholders and shall have duly qualified.

         Section 5. Regular Meetings. A regular meeting of the Board of
         ---------------------------
Directors shall be held immediately following each Annual Meeting of the Shareholders of the corporation. No notice of this regular meeting of the Board of Directors, which shall follow the Annual Meeting of the Shareholders, shall be required, and said meeting shall be held within the same metropolitan area as the Annual Meeting of the Shareholders. Additional regular meetings of the Board of Directors of the corporation shall be held at such time and such place, either within or without the State of Missouri, as the Board of Directors may provide by resolution, with no other notice other than notice of such resolution to all Directors. Meetings of the Board of Directors of the corporation shall customarily be held at the principal office of the corporation at 201 Evans Lane, St. Louis, Missouri, but such meetings may be held elsewhere, either within or without the State of Missouri, provided that a notice of the meeting or the waiver of such notice clearly states the time and place of the meeting.

         Section 6. Special Meetings. Special Meetings of the Board of
         ---------------------------
Directors may be held on call of the chairman of the Board, the President, Executive Vice President acting as President, the Secretary or any one of member of the Board, at such time and such place, either within or without the State of Missouri, as may be


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prescribed in the call, upon three (3) days notice served or mailed to each member of the Board, stating the time, place and purpose of such meeting.

         Section 7. Waiver of Notice. Any notice which is required by law or
         ---------------------------
the Articles of Incorporation of these By-Laws of the corporation to be given to any Director may be waived in writing, signed by such Director, whether before or after the time stated therein. Attendance of a Director at any meeting shall also constitute waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         Section 8. Quorum and Powers of Majority. A majority of the full
         ----------------------------------------
Board of Directors as prescribed in these By-Laws shall constitute a quorum for the transaction of business unless a greater number is required by these By-Laws. The act of the majority of the Directors present at a meeting, at which a quorum is present, shall be the act of the Board of Directors, unless the act of a greater number is required by the Articles of Incorporation or these By-Laws.

         Section 9. Board Action May Be Taken Without Meeting By Written
         ---------------------------------------------------------------
Consent Of All Directors. If all the Directors, severally or collectively,
------------------------
consent in writing to any action to be taken by the Directors, such consents shall have the same force and effect as the unanimous vote of the Directors at a meeting duly held and may be stated as such in any certificate or document filed by the corporation. The Secretary shall file such consents with the Minutes of the meetings of the Board of Directors.

         Section 10. Removal of Directors. Directors may be removed as
         --------------------------------
provided in the "The General and Business Corporation Law of Missouri".

         Section 11. Executive Committee. The Board of Directors, by
         -------------------------------
resolution adopted by the majority of the whole Board of Directors, may designate four (4) or more Directors to constitute an Executive Committee, which committee, except as otherwise provided by such resolution, approved by the majority of the members, shall have and exercise all of the authority of the Board of Directors in the management of the Corporation.

         Section 12. Other Committees. The Board of Directors may also
         ----------------------------
appoint from among its own members such other committee as the Board may determine, which shall in each case consist of not less than three (3) Directors, and which shall have the powers and duties from time to time prescribed by the Board.

         Section 13. Compensation of the Directors. The Board of Directors,
         -----------------------------------------
by the affirmative vote of the majority of Directors then in office, and irrespective of any personal interest of any of its members, shall have the authority to establish compensation of all Directors for services to the corporation as directors, officers or otherwise. The corporation shall reimburse all Directors who are not full-time officers of the corporation for such Director's expenses, if any, for attendance at a meeting of the Board or any of its committee.

                                ARTICLE FIVE

                                  Officers
                                  --------

         Section 1. Appointment. The Board of Directors shall choose a
         ----------------------
Chairman of the Board, President, Vice President, a Treasurer, such additional Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as the Board of Directors may, from time to time, deem necessary, each of whom may or may not be a shareholder or directors as the Board may determine in choosing them. Any two or more offices may be held by the same person.

         Section 2. Tenure. The officers above names shall hold their
         -----------------
respective offices for the term of one year and until their respective successors shall have been duly appointed and qualified, unless sooner removed as hereinafter


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provided. Any officer or agent chosen by the Board of Directors may be removed by the Board of Directors with or without hearing and with or without cause whenever in the judgment of the Board the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the balance of the term.

         Section 3. Salaries. The salaries of all officers of the
         -------------------
corporation shall be fixed by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the corporation.

         Section 4. Voting Shares in Other Corporations. The corporation may
         ----------------------------------------------
vote any and all shares of stock and/or other certificates of interest held by it in any other corporation or corporations, by such officer, agent or proxy as the Board of Directors may appoint, or in default of such appointment, by the President or a Vice President.

         Section 5. Chairman Emeritus. Chairman Emeritus of the Board of
         ----------------------------
Directors shall be the honorary Chairman of the Board of any chair meetings in absence of the Board of Directors.

         Section 6. Chairman of the Board. The Chairman of the Board - Chief
         --------------------------------
Executive Officer shall preside at all meetings of the Board of Directors at which he attends and shall keep the Board of Directors fully informed and shall further consult with the Board concerning the business of the corporations and shall perform such other duties as are incident to his office and are properly required of him by the Board of Directors, including co-extensively with the Chief Executive Officer of the Company shall be responsible for the general supervision over the policies, officers and employees of the corporations; interface with the business, investment and banking community; and to review and develop together with the Chief Executive Officer and the President - Chief Operating Officer of the Company, the financial business plan and budget each year based upon the input of the Executive Vice President and Vice President, other employees and consultants.

         Section 7. Chief Executive Officer. The Chief Executive officer
         ----------------------------------
shall be the Chief Executive and Principal officer of the corporation and shall be responsible for the day to day administration of the policies of the Company and shall have the power of the Chief Executive Officer. The President - Chief Operating Officer shall report directly to the Chief Executive Officer. The Chief Executive Officer shall have general supervision over the policies, affairs and finances of the Company and shall interface with the Chairman of the Board with the investment, business and banking community. The Chief Executive Officer shall preside at all meetings of the shareholders of the Company. He may sign with the Secretary, Assistant Secretary or Treasurer or the President - Chief Operating Officer or any other proper officer duly authorized by the Board of Directors, certificates for shares, deals, contracts and the like.

         Section 8. President - Chief Operating Officer. The President -
         ----------------------------------------------
Chief Operating Officer shall be the principal operating and administrative officer of the Company and shall be responsible for the day to day operations and affairs of the Company. All Vice Presidents, managers and other officers shall report directly to the President - Chief Operating Officer. The President - Chief Operating Officer shall develop with the Chief Executive Officer the annual Business Plan and Budget based upon the input of the Vice Presidents, other employees and consultants of the Company. He may sign, with the Secretary, Assistant Secretary or Treasurer, or any other proper officers duly authorized by the Board of Directors, any documents, mortgages, deeds, contracts or other instruments which the Board of Directors have authorized to be executed except in the cases above the signing and execution shall be expressly delegated by the Board of Directors, by these By-Laws or some other officers as agents of the Company; and in general perform all other duties incident to the office of President
- Chief Operating Officer.

         Section 9. Vice President. In case of the absence, inability to
         -------------------------
act, or sickness of the President, that Vice President who is senior in point of service as Vice President shall perform all duties of the President, unless another Vice President is designated by the Board of Directors to perform such duties. Each of the Vice Presidents shall also

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perform such other duties as may, from time to time, be prescribed or him by the Board of Directors or by the President or acting President.

         Section 10. Secretary. The Secretary shall attend all meetings of
         ---------------------
the shareholders and of the Board of Directors; keep minutes thereof in books to be kept for that purpose; give or cause to be given notices of all meetings of the shareholders and of the Board of Directors; have custody of the seal of the corporation; affix the same to all papers required to be sealed; have custody of all books, papers and documents of the corporation entrusted to the Secretary by the Board of Directors or other officers; and perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the President or Acting President. In the absence of the Secretary, an Assistant Secretary shall perform his duties.

         Section 11. Treasurer. The Treasurer shall, under the supervision
         ---------------------
and control at all times of the Board of Directors or the President or acting resident, have custody of the funds and securities of the corporation; keep such funds and securities deposited in such financial institutions or in such other manner as the Board of Directors may, from time to time, direct; keep full and accurate account of receipts and disbursements belonging to the corporation; and perform such other duties as may, from time to time, be prescribed by the Board of Directors, or by the President or acting President. In the absence of the Treasurer, an Assistant Treasurer shall perform his duties.

         Section 12. Other Appointees. All persons chosen by the Board of
         ----------------------------
Directors to fill any other or additional offices which may be created by the Board shall have such titles and perform such duties as the Board may, from time to time, prescribe, including, but not limited to, Assistant Secretary or Assistant Treasurer.

                                 ARTICLE SIX

        Indemnification of Directors, Officers, Employees and Agents
        ------------------------------------------------------------

         Section 1. Actions Involving Directors, Officers or Employees. The
         -------------------------------------------------------------
Corporation shall indemnify any person who was or is a party (other than a party plaintiff suing on this own behalf or in the right of the Corporation), or who is threatened to be made such a party, to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding; provided, that no such person shall be indemnified (a) except to the extent that the aggregate of losses to be indemnified under the provisions of this Article VI exceeds the amount of such losses for which the Director, officer or employee is insured pursuant to any directors and officers liability insurance policy maintained by the Corporation; (b) in respect to remuneration paid to such person if it shall be finally adjudged that such remuneration was in violation of law;
(c) on account of any suit in which judgment is rendered against such person for an accounting of profits made from the purchase or sale by such person of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; (d) on account of such person's conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct; and (e) if it shall be finally adjudged that such indemnification is not lawful.

         Section 2. Actions Involving Agents. The Corporation may indemnify
         -----------------------------------
any person who was or is a party (other than a party plaintiff suing on his own behalf or in the right of the Corporation), or who is threatened to be made such a party, to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of the Corporation) by reason of the fact that he is an agent of the Corporation, or is or was serving at the request of the Corporation as an agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees),


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judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, all to the full extent permitted by law. Agents shall include, but not be limited to, investment bankers, consultants, attorneys and the like.

         Section 3. Determination of Right to Indemnification in Certain
         ---------------------------------------------------------------
Instances. (a) Any indemnification under Section 1 of this ARTICLE SIX
---------
(unless ordered by a court) shall be made by the Corporation unless a determination is reasonably and promptly made that indemnification of the Director, officer or employee is not proper in the circumstances because he has not satisfied the conditions as set forth in such Section 1. Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceedings, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directed by independent legal counsel in a written opinion, or (iii) by the shareholders; provided, that no such determination shall preclude an action brought in an appropriate court to challenge such determination.

         (b) Any indemnification under Section 2 of this ARTICLE SIX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Section 2. Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceedings, or (ii) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested Directors so directed by independent legal counsel in a written opinion, or (iii) by the shareholders.

         Section 4. Advance Payment of Expenses. Expenses incurred by
         --------------------------------------
defending any civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

         Section 5. Successful Defense. Notwithstanding any provision of
         -----------------------------
this ARTICLE SIX, to the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise (including the dismissal of an action without prejudice or the settlement of an action without admission of liability) in defense of any action, suit or proceeding referred to in Section 1 or 2 of this ARTICLE SIX, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 6. Not Exclusive Right. The indemnification provided by
         ------------------------------
this ARTICLE SIX shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, by-law, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. Without limiting the generality of the foregoing, in the event of conflict between the provisions of this ARTICLE SIX and the provisions of any agreement adopted by the shareholders between the Corporation on the one hand, and any Director, officer, employee or agent of the Corporation on the other, providing for indemnification, the terms of such agreement shall prevail. Any indemnification, whether required under this By-Law or permitted by statute or otherwise, shall continue as to a person who has ceased to be a Director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.

         Section 7. Insurance. The Board shall have the power to cause the
         --------------------
Corporation to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee of agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, where or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

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         Section 8. Subsidiaries of Corporation. For the purposes of this
         --------------------------------------
ARTICLE SIX, (a) any officer, Director, employee or agent of the Corporation who shall serve as an officer, director, employee or agent of any other corporation, joint venture, trust or other enterprise of which the Corporation, directly or indirectly, is or was a stockholder or creditor, or in which the Corporation is or was in any way interested, or (b) any officer, director, employee or agent of any subsidiary corporation, venture, trust or other enterprise wholly owned by the Corporation, shall be deemed to be serving as such director, officer, employee or agent at the request of the Corporation, unless the Board shall determine otherwise. In all instances where any person shall serve as a director, officer, employee or agent of another corporation, joint venture, trust or other enterprises of which the Corporation is or was a stockholder or creditor, or in which it is or was otherwise interested, if it is not otherwise established that such person is or was serving as such director, officer, employee or agent at the request of the Corporation, the Board may determine whether such service is or was at the request of the Corporation, and it shall not be necessary to show any actual or prior request for such service.

                                ARTICLE SEVEN

                                 Amendments
                                 ----------

         The Board of Directors or the shareholders shall have the power to make, amend, and repeal additional and supplementary By-Laws, and amend an repeal these By-Laws, at any regular or special meeting of either thereof or by unanimous consent, and notice of any such proposed additional or supplementary By-Laws, or the proposed repeal or amendment of any By-Law need not be included in the call of said meeting. Any amendment or repeal of these By-Laws so made by the board of Directors may, unless otherwise expressly provided in the Articles of Incorporation, by amended, repealed or the former By-Law reinstated, and any such additional or supplemental By-Law so made, amended or repealed by the Board of Directors may, unless otherwise expressly provided in the Articles of Incorporation, by amended, repealed or the former, additional or supplemental By-Law reinstated, by action of the shareholder or shareholders owning a majority of the corporation's voting shares.

                                ARTICLE EIGHT

                       Further Provisions Relating To
                       ------------------------------
                           Shares and Shareholders
                           -----------------------

         Section 1. Certificates. The shares of the corporation shall be
         -----------------------
represented by certificates. Such certificates shall be in such form as the Board of Directors may determine, not inconsistent, however, with the Articles of Incorporation, and shall be signed by the President or a Vice President, and also by the Secretary or Treasurer, or an Assistant Secretary or Assistant Treasurer, and sealed with the seal of the corporation, which seal may be a facsimile, engraved or printed.

         Section 2. Stock Records. The corporation shall keep and maintain
         ------------------------
at its registered office or principal place of business in the State of Missouri books in which shall be recorded the number of shares subscribed, the names of owners of the shares, the number of shares owned by them respectively, the amount of shares paid and by whom, and the transfer of such shares with the date of such transfers.

         Section 3. Transfers. Shares of stock shall be transferable only on
         --------------------
the books of the corporation by the person named in the certificate therefore, or by his attorney lawfully constituted in writing and upon surrender of the certificate or certificates representing the shares transferred, properly endorsed for transfer or accompanied by proper evidence of succession, assignment or authority to transfer. All stock certificates surrendered to the corporation for transfer shall be cancelled.

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         Section 4. Regulations Governing Issuance and Transfer of Shares.
         ----------------------------------------------------------------
The Board of Directors shall have the power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the corporation.

         Section 5. Lost or Destroyed Certificates. Where a certificate for
         -----------------------------------------
shares of the corporation has been lost or destroyed, the Board of Directors may authorize the issuance of a new certificate in lieu thereof, upon satisfactory proof of such loss or destruction, and upon the giving of a bond with sufficient surety to be approved by the Board of Directors to protect the corporation or any person injured by the issuance of the new certificate from any liability or expenses which it or they may incur by reason of the original certificate remaining outstanding and upon payment of the corporation's reasonable cost incident thereto.

         Section 6. Registered Shareholders. The corporation shall be
         ----------------------------------
entitled to treat the holder of record of any share of shares of stock as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim to or interest in said share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided in the laws of the State of Missouri.

         Section 7. Closing of Transfer Books and Fixing of Record Dates.
         ---------------------------------------------------------------
The Board of Directors shall have power to close the share transfer books of the corporation for a period not exceeding fifty (50) days preceding the date of any meeting of shareholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date for any change, or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the share transfer books as aforesaid, the Board of Directors may fix in advance a date not exceeding fifty (50) days preceding the date of any meeting of shareholders or the date for the payment of any dividend, or the date for the allotment of rights or the date when any change or conversion or exchange of shares shall go into effect, as the record date for the determination of the shareholders entitled to notice of and to vote at such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise rights in respect to any such change or conversion or exchange of shares; and in each such case, such shareholders and only such shareholders as shall be shareholders of record on the date of closing the share transfer books, or on the record date so fixed, shall be entitled to notice of and to vote as such meeting, and any adjournment thereof, or to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights as the case may be notwithstanding any transfer of any shares on the books of the corporation after such date of closing of the share transfer books or such record date affixed as aforesaid. If the Board of Directors shall not have closing the share transfer books or set a record date for the determination of its shareholders entitled to notice of, and to vote at, a meeting of shareholders, only the shareholders who are shareholders of record at the closing of business on the twentieth day preceding the date of the meeting shall be entitled to notice of, and to vote at, the meeting, and any ajournment of the meeting; except that, if prior to the meeting written waivers of notice of the meeting are signed and delivered to the corporation by all of the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting, and any adjournment of the meeting.

         Section 8. Dividends. The Board of Directors may from time to time
         --------------------
declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                ARTICLE NINE

                      Execution of Papers and Documents
                      ---------------------------------

         All checks, bills, notes, drafts, vouchers, warehouse receipts, bonds, mortgages, contracts, registration certificates and all other papers and documents of the corporation shall be signed or endorsed for the corporation by such of its officers or agents as the Board of Directors may from time to time determine and prescribe, or in the absence of such determination by the Chairman of the Board, President or a Vice President; provided that


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instruments requiring execution with the formality of deeds shall be signed by the President or a Vice President and sealed with the seal of the corporation duly attested by the Secretary or an Assistant Secretary.

                                 ARTICLE TEN

                                 Fiscal Year
                                 -----------

         The fiscal year of the corporation shall be established from time to time by resolution of the Board of Directors.

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